Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) dated as of October 30, 2015, is entered into by and among Hispanica International Delights of America, Inc., a Delaware corporation (“HISP”), and the shareholders (“JBI Shareholders”) of Just Buns, Inc., a New York corporation (“JBI”) (collectively referred to as the “Parties”) listed on Schedule 1 to this Agreement.

RECITALS

A. The JBI Shareholders own 100% of the issued and outstanding shares of capital stock of JBI set forth opposite each Shareholder’s name on Schedule 1, which collectively constitute all of the issued and outstanding shares of capital stock in JBI.

B. HISP desires to purchase twenty percent of the issued and outstanding shares of common stock from the JBI Shareholders (the “JBI Shares”), and the JBI Shareholders desire to sell to HISP, the JBI Shares in exchange for twenty thousand (20,000) shares of HISP common stock, all on the terms and subject to the conditions set forth in this Agreement (the “Exchange”).

C. As a result of the Exchange, HISP will become a twenty percent (20%) shareholder of with the Parties to meet and confer on the sale/purchase the remaining issued and outstanding shares, of JBI, the purchase and pricing terms to be discussed herein.

D. Certain capitalized terms used in this Agreement are defined on Exhibit A hereto.

NOW THEREFORE, in consideration of the agreements, provisions and covenants set forth below, HISP, JBI and the JBI Shareholders, hereby agree as follows:

ARTICLE I.

EXCHANGE OF SHARES

 1.1 AGREEMENT TO SELL.

Upon the terms and subject to all of the conditions contained herein, each of the JBI Shareholders hereby agrees to sell, assign, transfer and deliver to HISP, and HISP hereby agrees to purchase and accept from each of the JBI Shareholders, on the Closing Date, the JBI Shares.

1.2 PURCHASE PRICE.

As full consideration for the sale, assignment, transfer and delivery of the JBI Shares by the JBI Shareholders to HISP, and upon the terms and subject to all of the conditions contained herein, HISP shall issue to the JBI Shareholders, twenty thousand shares of HISP common stock (the “Acquisition Shares”) at the Closing.

1.3 MECHANICS OF EXCHANGE.

(a) At the Closing, HISP, JBI and the JBI Shareholders shall be entitled to receive the certificate or certificates that immediately prior to the Closing represent the JBI Shares and the Acquisition Shares (collectively the “Certificates”) to each other at a designated exchange location or by a delivery to be determined between the Parties.

 1.4 CLOSING.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take at 1:00 p.m., Eastern Standard Time, at the principal administrative offices of HISP located at 3536 Daniel Crescent, Baldwin, NY 11510, or at a predetermined agreed location, as agreed between the Parties, and shall take place on or before November 1, 2015, or at such other mutually agreeable time, date and place as the Parties may designate (the “Closing Date”).

1.5 ADDITIONAL DISCUSSIONS AND DEADLOCKS.

The Parties shall meet and confer in good faith regarding HISP’s purchase and pricing of the remaining issued and outstanding shares, of JBI, from the JBI Shareholders, the discussion to take place two (2) years after the Closing Date, but no later than seven (7) years after the Closing Date. In the event of a "Deadlock" in setting terms of the purchase and/or pricing, (“Deadlock”), the Parties agree to retain the services of JAMS an outside mediation firm located at 280 Park Avenue, 28th Floor, New York, New York 10017, or other existing like firm agreed upon by the Parties herein, to resolve the Deadlock. The hearing for the resolution shall be scheduled not later than thirty (30) days from the date of the Deadlock. The recommended resolution by the mediation firm, when agreed by the Parties, shall be deemed final and conclusive. The costs of such mediation shall be borne equally by HISP and JBI.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF JBI

2.1 ORGANIZATION AND QUALIFICATION.

JBI is duly incorporated, validly and in good standing existing under the laws of New York, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be in good standing or to have such governmental licenses, authorizations, consents and approvals will not, in the aggregate, either (i) have a material adverse change in, or a material adverse effect upon, the all assets, business, prospects, properties, financial condition or results of operations of JBI; (ii) a material impairment of the ability of JBI to perform any of its obligations under the Agreement. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made in the Parties reasonably exercised, discretion (“Material Adverse Effect”). JBI is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased requires such qualification, licensing or domestication, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect.

2.2 ARTICLES OF INCORPORATION AND BYLAWS.

The existing copies of the charter document and corporate governance document of JBI (collectively, the “Organizational Documents”) that have been delivered to HISP prior to the execution of this Agreement are true and complete and have not been amended or repealed. JBI is not in violation or breach of any of the provisions of the Organizational Documents, except for such violations or breaches which, in the aggregate, will not have a Material Adverse Effect on JBI.

2.3 NO VIOLATION.

Neither the execution nor delivery of this Agreement or the Transaction Agreements, nor the consummation or performance of any of the Transactions by JBI or the JBI Shareholders will directly or indirectly:

(i)(A) violate or conflict with any provision of the Organizational Documents of JBI; (B) result in (with or without notice or lapse of time) a violation or breach of, or conflict with or constitute a default or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or require notice under, any agreement, promissory note, lease, instrument or arrangement to which JBI or any of its assets are bound or result in the creation of any Liens upon JBI or any of its assets; (C) violate any order, writ, judgment, injunction, ruling, award or decree of any governmental body; (“Governmental Body”); (D) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation that relates to the JBI Shareholders or JBI or any of the assets of JBI; or (E) result in cancellation, modification, revocation or suspension of any permits, licenses, registrations, consents, approvals, authorizations or certificates issued or granted by any Governmental Body which are held by or granted to the JBI Shareholders or JBI or which are necessary for the conduct of JBI’s business; or

(ii) to the knowledge of JBI or any of the JBI Shareholders, cause JBI to become subject to, or to become liable for the payment of, any Tax (as hereinafter defined) or cause any of the assets owned by JBI to be reassessed or revalued by any taxing authority or other Governmental Body.

None of JBI or the JBI Shareholders is or will be required to give any notice to or obtain any approval, consent, ratification, waiver or other authorization (a “Consent”) from any person or entity (including, without limitation, any Governmental Body) in connection with (i) the execution and delivery of this Agreement or any of the Transaction Agreements, or (ii) the consummation or performance of any of the Transactions.

2.4 CAPITALIZATION AND RELATED MATTERS.

(a) Capitalization. JBI has issued and outstanding 1000 common shares. Except as set forth in the preceding sentence, no other class of capital stock or other security of JBI is authorized, issued, reserved for issuance or outstanding. The JBI Shareholders, as of the Closing Date, are the lawful, record and beneficial owners of the number of JBI Shares set forth opposite each Seller’s name on Schedule 1 attached hereto. The JBI Shareholders have, as of the date hereof and as of the Closing Date, valid and marketable title to their respective JBI Shares, free and clear of all Liens (including, without limitation, any claims of spouses under applicable community property laws) and are the lawful, record and beneficial owners of all of the JBI Shares. Except as is issued to and held by the JBI Shareholders or JBI, no other class of capital stock or other security of JBI, as applicable, is authorized, issued, reserved for issuance or outstanding. At the Closing, HISP will be vested with good and marketable title to the JBI Shares, free and clear of all Liens (including, without limitation, any claims of spouses under applicable community property laws). Each of the JBI Shares has been duly authorized and validly issued and is fully paid and nonassessable. None of the outstanding capital or other securities of JBI was issued, redeemed or repurchased in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other securities or “blue sky” laws.

(b) No Redemption Requirements. There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which JBI or any of the JBI Shareholders is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of JBI. There are no outstanding contractual obligations (contingent or otherwise) of JBI to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, JBI or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

2.5 CERTAIN PROCEEDINGS.

There are no outstanding or pending legal proceedings that has been commenced against or involving JBI or any of its assets and, to the knowledge of JBI and the JBI Shareholders, no matters of the foregoing nature are contemplated or threatened. None of JBI or the JBI Shareholders have been charged with, and is not threatened with, or under any investigation with respect to, any allegation concerning any violation of any provision of any federal, provincial, local or foreign law, regulation, ordinance, order or administrative ruling, and is not in default with respect to any order, writ, injunction or decree of any Governmental Body.

2.6 ABSENCE OF UNDISCLOSED LIABILITIES.

Except as otherwise disclosed to HISP, JBI has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether asserted or unasserted, whether due or to become due, whether or not known to JBI) arising out of any transaction entered into prior to the Closing Date or any act or omission prior to the Closing Date which individually or taken together would constitute a Material Adverse Effect on JBI and have no debt, obligation or liability to each other or any of the JBI Shareholders or their affiliates, except to the extent specifically set forth on or reserved against on the Balance Sheet of JBI.

The financial statements, having been reviewed by HISP, are consistent with the books and records of JBI and fairly present in all material respects the financial condition, assets and liabilities of JBI, as applicable, taken as a whole, as of the dates and periods indicated, and could be prepared in accordance with GAAP (except as otherwise indicated therein or in the notes thereto).

2.7 CHANGES.

JBI has not, since October 29, 2015:

(i) Ordinary Course of Business. Conducted its business or entered into any transaction other than in the ordinary course of business, consistent with past custom and practice including with respect to quantity, quality and frequency (“Ordinary Course of Business”), except for this Agreement and expect where relayed to HISP.

(ii) Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects which would have a Material Adverse Effect;

(iii) Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the Ordinary Course of Business;

(iv) Compensation and Bonuses. Made any payments of any bonuses or compensation other than regular salary payments, or increase in the salaries, or payment on any of its debts in the Ordinary Course of Business, to any of its shareholders, directors, officers, employees, independent contractors or consultants or entry into by it of any employment, severance, or similar contract with any director, officer, or employee, independent contractor or consultant; Adopted, or increased in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;

(v) Liens. Created or permitted to exist any lien on any of its properties or assets other than Permitted Liens;

(vi) Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities , or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise; changed its authorized or issued capital stock; granted any stock option or right to purchase shares of its capital stock; issued any security convertible into any of its capital stock; granted any registration rights with respect to shares of its capital stock; purchased, redeemed, retired, or otherwise acquired any shares of its capital stock; declared or paid any dividend or other distribution or payment in respect of shares of capital stock of any other entity;

(vii) Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its shareholders;

(viii) Material Contracts. Terminated or modified any contract or agreement to which JBI is a party or by which JBI or any of its assets are bound and which: (i) must be disclosed to any Governmental authority or any other laws, rules or regulations of any Governmental authority; (ii) involves aggregate payments of Twenty-Five Thousand Dollars ($25,000) or more to or from JBI (iii) involves delivery, purchase, licensing or provision, by or to JBI, of any goods, services, assets or other items having a value (or potential value) over the term of such contract of Twenty-five Thousand Dollars ($25,000) or more or is otherwise material to the conduct of the JBI’s business as now conducted and as contemplated to be conducted in the future; (iii) involves a JBI lease; (iv) imposes any guaranty, surety or indemnification obligations on JBI; or (v) prohibits JBI from engaging in any business or competing anywhere in the world (“Material Contract”) except for termination upon expiration in accordance with the terms of such contracts or agreements;

(ix) Claims. Released, waived or cancelled any claims or rights relating to or affecting JBI in excess of $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of $10,000 in the aggregate;

(x) Discharged Liabilities. Paid, discharged, cancelled, waived or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the Ordinary Course of Business;

(xi) Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness or commit to any endeavor involving a commitment in excess of $10,000 in the aggregate, other than contractual obligations incurred in the Ordinary Course of Business;

(xii) Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any officer or director;

(xiii) Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(xiv) Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

(xv) Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

2.8 TAX RETURNS AND AUDITS.

(a) Tax Returns. (i) All material Tax Returns required to be filed by or on behalf of JBI have been timely filed and all such Tax Returns were (at the time they were filed) and are true, correct and complete in all material respects; (ii) all Taxes of JBI required to have been paid (whether or not reflected on any Tax Return) have been fully and timely paid, except those Taxes which are presently being contested in good faith or for which an adequate reserve for the payment of such Taxes has been established on JBI’s balance sheet; (iii) no waivers of statutes of limitation have been given or requested with respect to JBI in connection with any Tax Returns covering JBI or with respect to any Taxes payable by it; (iv) no Governmental Body in a jurisdiction where JBI does not file Tax Returns has made a claim, assertion or threat to JBI that JBI is or may be subject to taxation by such jurisdiction; (v) JBI has duly and timely collected or withheld, paid over and reported to the appropriate Governmental Body all amounts required to be so collected or withheld for all periods under all applicable laws; (vi) there are no Liens with respect to Taxes on the property or assets of JBI other than permitted liens which has been disclosed; (vii) there are no Tax rulings, requests for rulings, or closing agreements relating to JBI for any period (or portion of a period) that would affect any period after the date hereof; and (viii) any adjustment of Taxes of JBI made by a Governmental Body in any examination that JBI is required to report to the appropriate provincial, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid. No state of fact exists or has existed which would constitute ground for the assessment of any tax liability by any Governmental Body. All Tax Returns filed by JBI are true, correct and complete.

(b) No Adjustments, Changes. Neither JBI nor any other Person on behalf of JBI (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of provincial, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of provincial, local or foreign law.

(c) No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of or Tax Return filed or required to be filed by JBI, nor is any such claim or dispute pending or contemplated. JBI has made available to HISP true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed or asserted against or agreed to by JBI since January 1, 2004, and any and all correspondence with respect to the foregoing. JBI does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Body in connection with any Tax matter.

(d) No Tax Allocation, Sharing. JBI is not a party to any Tax allocation or sharing agreement. JBI (a) has not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of provincial, local or foreign law), and (b) does not have any liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of provincial, local or foreign law) as a transferee or successor, by contract or otherwise.

2.9 MATERIAL ASSETS.

The financial statements of JBI, if previously submitted to HISP reflect the material properties and assets (real and personal) owned or leased by them.

2.10 INSURANCE COVERAGE.

JBI has no insurance or general liability policies maintained by JBI on its properties and assets.

2.11 LITIGATION; ORDERS.

There is no Proceeding (whether federal, provincial, local or foreign) pending or, to the knowledge of JBI, threatened or appealable against or affecting JBI or any of its properties, assets, business or employees. To the knowledge of JBI, there is no fact that might result in or form the basis for any such Proceeding. JBI is not subject to any Orders and have not received any written opinion or memorandum or legal advice from their legal counsel to the effect that JBI is exposed, from a legal standpoint, to any liability which would be material to its business. JBI is not engaged in any legal action to recover monies due it or for damages sustained by any of them.

2.12 LICENSES.

Except as would not have a Material Adverse Effect, JBI possesses from the appropriate Governmental Body all licenses, permits, authorizations, approvals, franchises and rights that are necessary for it to engage in its business as currently conducted and to permit it to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “Permits”). Except as would not have a Material Adverse Effect, JBI has not received any written notice from any Governmental Body or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for JBI to engage in its business as currently conducted and to permit JBI to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit. JBI has not received any written notice from any Governmental Body or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Permit. All applications required to have been filed for the renewal of such Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Persons. All Permits are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

2.13 STOCK OPTION PLANS; EMPLOYEE BENEFITS.

JBI does not have any employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to JBI. JBI has no commitment, whether formal or informal and whether legally binding or not, to create any additional plan, arrangement or practice similar to the Approved Plans.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF HISP

HISP hereby represents and warrants to the JBI Shareholders as of the date hereof:

3.1 ORGANIZATION; GOOD STANDING.

HISP is duly incorporated, validly and in good standing existing under the laws of Delaware, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be in good standing or to have such governmental licenses, authorizations, consents and approvals will not, in the aggregate, either (i) have a Material Adverse Effect on the business, assets or financial condition of HISP, or (ii) impair the ability of HISP to perform its material obligations under this Agreement. HISP is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased requires such qualification, licensing or domestication, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect.

3.2 HISP COMMON STOCK.

As of August 5, 2015, there were approximately 12,100,000 shares of HISP’s common stock issued and outstanding and 1,000,000 shares of Preferred Stock issued and outstanding. The Acquisition Shares, when issued in connection with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3.3 Transfer Restrictions; Legends and Legend Removal.

The Acquisition Shares shall be restricted for 12 months from the date of issuance and may, prior to such time, only be disposed of in compliance with state and federal securities laws. In connection with any deposit and/or transfer of Acquisition Shares other than pursuant to an effective registration statement or Rule 144, HISP shall assist JBI in all aspects, on a timely basis, of legend removal at no cost to JBI. JBI agrees to the imprinting of a legend on any of the Acquisition Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

3.4 AUTHORITY; BINDING NATURE OF AGREEMENTS.

(a) The execution, delivery and performance of this Agreement, the Transactional Agreements, and all other agreements and instruments contemplated to be executed and delivered by HISP in connection herewith have been duly authorized by all necessary corporate action on the part of HISP and its board of directors.

(b) This Agreement, the Transactional Agreements, and all other agreements and instruments contemplated to be executed and delivered by HISP constitute the legal, valid and binding obligation of HISP, enforceable against HISP in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, Exchange, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

(c) There is no pending Proceeding, and, to HISP’s knowledge, no Person has threatened to commence any Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Exchange or HISP’s ability to comply with or perform its obligations and covenants under the Transactional Agreements, and, to the knowledge of HISP, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

3.5 REPORTS AND FINANCIAL STATEMENTS; ABSENCE OF CERTAIN CHANGES.

Except with respect to a Form 8-K/A disclosing current audited financial statements of HISP, HISP has filed all reports required to be filed with the SEC pursuant to the Exchange Act since June 30, 2015.

3.6 FULL DISCLOSURE.

(a) Neither this Agreement (including all Schedules hereto) nor any of the Transactional Agreements contemplated to be executed and delivered by HISP in connection with this Agreement contains any untrue statement of material fact; and none of such documents omits to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

(b) All of the information set forth in the prospectus and all other information regarding HISP and the business, condition, assets, liabilities, operations, financial performance, net income and prospects of either that has been furnished to JBI or the JBI Shareholders by or on behalf of HISP or any of the HISP’s Representatives, is accurate and complete in all material respects.

3.7 CHANGES.

HISP has not, since October 29, 2015:

(i) Ordinary Course of Business. Conducted its business or entered into any transaction other than in the Ordinary Course of Business, except for this Agreement.

(ii) Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects which would have a Material Adverse Effect;

(iii) Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the Ordinary Course of Business;

(iv) Compensation and Bonuses. Made any payments of any bonuses or compensation other than regular salary payments, or increase in the salaries, or payment on any of its debts in the Ordinary Course of Business, to any of its shareholders, directors, officers, employees, independent contractors or consultants or entry into by it of any employment, severance, or similar contract with any director, officer, or employee, independent contractor or consultant; Adopted, or increased in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;

(v) Liens. Created or permitted to exist any lien on any of its properties or assets other than permitted liens which have been disclosed;

(vi) Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise; changed its authorized or issued capital stock; granted any stock option or right to purchase shares of its capital stock; issued any security convertible into any of its capital stock; granted any registration rights with respect to shares of its capital stock; purchased, redeemed, retired, or otherwise acquired any shares of its capital stock; declared or paid any dividend or other distribution or payment in respect of shares of capital stock of any other entity;

(vii) Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its shareholders;

(viii) Material Contracts. Terminated or modified any of its Material Contract except for termination upon expiration in accordance with the terms of such agreements, a description of which is included in the JBI’s Disclosure Schedule;

(ix) Claims. Released, waived or cancelled any claims or rights relating to or affecting HISP in excess of $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of $10,000 in the aggregate;

(x) Discharged Liabilities. Paid, discharged, cancelled, waived or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the Ordinary Course of Business;

(xi) Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness or commit to any endeavor involving a commitment in excess of $10,000 in the aggregate, other than contractual obligations incurred in the Ordinary Course of Business;

(xii) Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any officer or director;

(xiii) Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(xiv) Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

(xv) Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

3.8 LITIGATION; ORDERS.

There is no Proceeding (whether federal, provincial, local or foreign) pending or, to the knowledge of HISP, threatened or appealable against or affecting HISP or any of its properties, assets, business or employees. To the knowledge of HISP, there is no fact that might result in or form the basis for any such Proceeding. HISP is not subject to any Orders and have not received any written opinion or memorandum or legal advice from their legal counsel to the effect that HISP is exposed, from a legal standpoint, to any liability which would be material to its business. HISP is not engaged in any legal action to recover monies due it or for damages sustained by any of them.

ARTICLE IV.

NOTIFICATIONS

4.1 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULES.

During the Pre-Closing Period, each party shall promptly notify the other in writing of:

(i) the discovery by it of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement which is contrary to any representation or warranty made by it in this Agreement or in any of the other Transactional Agreements, or that would upon the giving of notice or lapse of time, result in any of its representations and warranties set forth in this agreement to become untrue or otherwise cause any of the conditions of Closing. Each party will promptly update any relevant and material information provided to the other party after the date hereof pursuant to the terms of this Agreement.

4.2 CONFIDENTIALITY; PUBLICITY.

Each party shall ensure that:

(a) It and its Representatives keep strictly confidential the existence and terms of this Agreement prior to the issuance or dissemination of any mutually agreed upon press release or other disclosure of the Exchange; and

(b) neither it nor any of its Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of its suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Exchange; except in each case to the extent that it is required by law to make any such disclosure regarding such transactions or as separately agreed by the Parties; provided, however, that if it is required by law to make any such disclosure, such party advises the other, at least five business days before making such disclosure, of the nature and content of the intended disclosure.

ARTICLE V.

CLOSING CONDITIONS OF HISP

HISP’s obligations to effect the Closing and consummate the Exchange are subject to the satisfaction of each of the following conditions:

5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES.

The representations and warranties of JBI and the JBI Shareholders in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing. JBI and the JBI Shareholders shall have performed all obligations in this Agreement required to be performed or observed by them on or prior to the Closing.

5.2 PERFORMANCE OF AGREEMENTS.

JBI or the JBI Shareholders, as the case may be, shall have executed and delivered each of the agreements, instruments and documents required to be executed and delivered, and performed all actions required to be performed by JBI or any of the JBI Shareholders, as the case may be, pursuant to this Agreement, except as HISP has otherwise consented in writing.

5.3 CONSENTS.

Each of the Consents identified or required to have been identified in the Agreement shall have been obtained and shall be in full force and effect, other than those Consents, which have been expressly waived by HISP.

5.4 NO MATERIAL ADVERSE CHANGE AND SATISFACTORY DUE DILIGENCE.

There shall not have been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of JBI since the date of this Agreement as determined by HISP in its discretion. HISP shall be satisfied in all respects with the results of its due diligence review of JBI.

5.5 JBI CLOSING CERTIFICATE.

In addition to the documents required to be received under this Agreement, HISP shall also have received the following documents:

(i) copies of resolutions of JBI, certified by a Secretary, Assistant Secretary or other appropriate officer of JBI, authorizing the execution, delivery and performance of this Agreement and other Transactional Agreements;

(ii) good standing certificate of JBI; and

(iii) such other documents as HISP may request in good faith for the purpose of

(A) evidencing the accuracy of any representation or warranty made by JBI, (B) evidencing the compliance by JBI, or the performance by JBI of, any covenant or obligation set forth in this Agreement or any of the other Transactional Agreements, (C) evidencing the satisfaction of any condition set forth in Article VII or this Article VI, or (D) otherwise facilitating the consummation or performance of the Exchange.

5.6 TRANSACTIONAL AGREEMENTS.

Each Person shall have executed and delivered prior to or on the Closing Date all Transactional Agreements to which it is to be a party.

ARTICLE VI.

CLOSING CONDITIONS OF THE JBI SHAREHOLDERS

The JBI Shareholders’ obligations to effect the Closing and consummate the Exchange are subject to the satisfaction of each of the following conditions:

6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES.

The representations and warranties of HISP in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing and HISP shall have performed all obligations in this Agreement required to be performed or observed by them on or prior to the Closing.

6.2 HISP CLOSING CERTIFICATES.

The JBI Shareholders shall have received the following documents:

(i) copies of resolutions of HISP, certified by a Secretary, Assistant Secretary or other appropriate officer of HISP, authorizing the execution, delivery and performance of the Transactional Agreements and the Exchange;

(ii) good standing certificates for the State of Delaware; and

(iii) such other documents as JBI may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by HISP, (ii) evidencing the compliance by HISP with, or the performance by HISP of, any covenant or obligation set forth in this Agreement or any of the other Transactional Agreements, (iii) evidencing the satisfaction of any condition set forth in Article VI or this Article VII, or (iv) otherwise facilitating the consummation or performance of the Exchange.

6.3 NO MATERIAL ADVERSE CHANGE.

There shall not have been any material adverse change in HISP’s business, condition, assets, liabilities, operations or financial performance since the date of this Agreement.

6.4 PERFORMANCE OF AGREEMENTS.

HISP shall have executed and delivered each of the agreements, instruments and documents required to be executed and delivered, and performed all actions required by HISP pursuant to this Agreement, except as JBI and the JBI Shareholders have otherwise consented in writing.

6.5 CONSENTS.

Each of the Consents identified or required to have been identified in Section 3.4 shall have been obtained and shall be in full force and effect, other than those Consents the absence of which shall not have a material adverse effect on HISP.

6.6 HISP STOCK.

On the Closing Date, shares of HISP Common Stock shall be eligible for quotation on the Over-the-Counter Bulletin Board.

ARTICLE VII.

FURTHER ASSURANCES

Each of the Parties hereto agrees that it will, from time to time after the date of the Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Agreement, including the closing conditions described in Articles VI and VII.

ARTICLE XII.

TERMINATION

8.1 TERMINATION.

This Agreement may be terminated and the Exchange abandoned at any time by any party prior to the Closing Date.

8.2 TERMINATION PROCEDURES.

If HISP or JBI wishes to terminate this Agreement pursuant to Section 8.1, HISP or JBI shall deliver to the other Party a written notice stating its intention to terminate this Agreement.

8.3 EFFECT OF TERMINATION.

In the event of termination of this Agreement as provided above, this Agreement shall forthwith have no further effect.

ARTICLE IX.

MISCELLANEOUS

9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All representations and warranties, when specifically identified to survive, of the Parties made herein shall survive indefinitely. The right to indemnification, reimbursement or other remedy based on such representations and warranties will not be affected by any investigation conducted by the Parties.

9.2 EXPENSES.

Except as otherwise specifically set forth herein, each of the Parties to the Exchange shall bear its own expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

9.3 ENTIRE AGREEMENT.

This Agreement and the other Transactional Agreements contain the entire agreement of the Parties hereto, and supersede any prior written or oral agreements between them concerning the subject matter contained herein, or therein. There are no representations, agreements, arrangements or understandings, oral or written, between the Parties to this Agreement, relating to the subject matter contained in this Agreement and the other Transaction Agreements, which are not fully expressed herein or therein. The schedules and attached to this Agreement or delivered pursuant to this Agreement are incorporated herein by this reference and constitute a part of this Agreement.

9.4 COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

9.5 DESCRIPTIVE HEADINGS.

The Article and Section headings in this Agreement are for convenience only and shall not affect the meanings or construction of any provision of this Agreement.

9.6 NOTICES.

Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given on the earlier to occur of the date of personal delivery, the date of receipt or three (3) days after posting by overnight courier or registered or certified mail, postage prepaid, addressed as follows:

If to HISP:

Hispanica International Delights of America, Inc.

Attention: Fernando Oswaldo Leonzo

3536 Daniel Crescent

Baldwin, NY 11510

P: (914) 413-6106

F: (516) 223-2894

Email: foleonzo@gmail.com

If to JBI:

Just Buns, Inc.

Attention: Dana E. Taaffe, President

124 Lake Road

Valley Cottage, NY 10989

Email: dana@justbunsbakery.com

9.7 CHOICE OF LAW.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to choice of law principles. The Parties hereto each consent to the jurisdiction of the courts of the State of New York, and to the federal courts located in the State of New York.

9.8 BINDING EFFECT; BENEFITS.

This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties or their respective successors and permitted assigns, the JBI Shareholders and other Persons expressly referred to herein, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.9 ASSIGNABILITY.

Neither this Agreement nor any of the Parties’ rights hereunder shall be assignable by any party without the prior written consent of the other Parties and any attempted assignment without such consent shall be void.

9.10 WAIVER AND AMENDMENT.

Any term or provision of this Agreement may be waived at any time by the party, which is entitled to the benefits thereof. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The Parties may, by mutual agreement in writing, amend this Agreement in any respect. JBI and the JBI Shareholders hereby acknowledge their intent that this Agreement includes as a party any holder of capital stock in JBI at the time of Closing. HISP, JBI and the JBI Shareholders therefore agree that this Agreement may be amended, without the further consent of any party to this Agreement, (i) to add as a new Shareholder any existing shareholder of JBI and (ii) to modify Schedule 1 to reflect the addition of such shareholder.

9.11 ATTORNEYS’ FEES.

In the event of any action or proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys’ and experts’ fees and costs, in addition to such other relief as may be granted.

9.12 SEVERABILITY.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.13 CONSTRUCTION.

In executing this Agreement, the Parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has or has had the opportunity to consult independent legal counsel regarding the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Signature(s) on the following page

The rest of this page is left intentionally blank.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first above written.

Hispanica International Delights of America, Inc.:

By: /s/ Fernando Leonzo

Name: Fernando Oswaldo Leonzo

Title: President and Chief Executive Officer

Just Buns, Inc.:

By: /s/ Dana E. Taaffe

Name: Dana E. Taaffe, President

Title: President and Chief Executive Officer

JBI SHAREHOLDERS:

By: /s/ Dana E. Taaffe

Name: Dana E. Taaffee

By: /s/ Rogelio Reyes, Jr.

Name: Rogelio Reyes, Jr.

SCHEDULE 1

JBI SHAREHOLDERS

NAME	NUMBER OF COMMON SHARES OF JBI HELD
DANA E. TAAFFE	500
ROGELIO REYES, JR.	500

Exhibit A

Capitalization Terms

As long as the Distribution Agreement between JBI and HISP remains in good standing, then JBI cannot issue additional shares of its common stock without the written consent of the Board of Directors of HISP, which consent shall not be unreasonably withheld and/or delayed. In the event that JBI dilutes the percentage held by HISP by way other than the issuance of common stock (i.e. convertible debt) then HISP will have a put option that JBI will need to purchase from HISP, HISP’s stake in JBI for $5,000 in year one, $10,000 in year two, and $25,000 in year three forward plus the return of the Acquisition Shares by JBI to HISP.